Exhibit 4(bb)(ii)


                                    CITICORP

                                       AND

                              CITI MERGER SUB INC.

                                       TO

                            WILMINGTON TRUST COMPANY,
                                             as Trustee



                                ----------------


                          Fourth Supplemental Indenture

                           Dated as of October 7, 1998


                                ----------------


                         Supplemental to Indenture Dated
                             as of December 17, 1996


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      FOURTH  SUPPLEMENTAL  INDENTURE,  dated  as  of  October  7,  1998,  among
CITICORP, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Citicorp"), having its principal office at 399 Park Avenue, New York, New York 10043, CITI MERGER SUB INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Successor"), and WILMINGTON TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, as Trustee (herein called the "Trustee").

                                    RECITALS

      Citicorp has heretofore executed and delivered to the Trustee a certain indenture, dated as of December 17, 1996 (as heretofore amended, the "Indenture"), as amended by a First Supplemental Indenture dated as of December 17, 1996, a Second Supplemental Indenture dated as of January 29, 1997, and a Third Supplemental Indenture dated as of June 28, 1998, pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of Citicorp (herein called the "Securities") may be issued from time to time. All capitalized terms used in this Fourth Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Citicorp and Travelers Group Inc. ("Travelers") have entered into an Agreement and Plan of Merger dated as of April 5, 1998, as modified by a certain letter agreement dated June 8, 1998 among Citicorp, Travelers and Successor (as modified, the "Merger Agreement") which contemplates the execution and filing of a Certificate of Merger (the "Certificate of Merger") providing for the merger (the "Merger") of Citicorp with and into Successor, a wholly-owned subsidiary of Travelers, with Successor continuing as the surviving corporation in the Merger and changing its name to "Citicorp" following the Merger.

      Section 10.01 of the Indenture provides, among other things, that Citicorp shall not merge into any other corporation unless the corporation into which Citicorp is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance of every covenant of the Indenture on the part of Citicorp to be performed or observed.

      Section 9.01(a) of the Indenture provides, among other things, that without the consent of any holders of Securities or coupons, Citicorp and the Trustee may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of a successor to Citicorp and the assumption by a successor of the covenants of Citicorp in the Indenture and in the Securities.

      Citicorp and Successor desire and have requested that the Trustee join in the execution of this Fourth Supplemental Indenture for the purpose of evidencing such succession and assumption by Successor and amending certain provisions of the Indenture as hereinafter set forth.

      Citicorp has furnished the Trustee with (i) an Opinion of Counsel stating, among other things, that each of the form of this Fourth Supplemental Indenture and the terms and execution hereof is authorized or permitted by, and complies with the requirements of the Indenture and (ii) an Officer's Certificate stating that all conditions precedent provided for in the Indenture with respect to this Fourth Supplemental Indenture have been complied with.

      All things necessary to make this Fourth Supplemental Indenture a valid agreement of Citicorp, Successor and the Trustee and a valid amendment of and supplement to the Indenture have been done.

      NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE ONE

                    REPRESENTATIONS OF CITICORP AND SUCCESSOR

      Each of Citicorp and Successor represents and warrants to the Trustee as follows:

      SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      SECTION 1.2. The execution, delivery and performance by it of this Fourth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

      SECTION 1.3. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date and time as Travelers and Citicorp shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

      SECTION 1.4. Immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

                                   ARTICLE TWO

                           ASSUMPTIONS AND AGREEMENTS

      SECTION 2.1. Effective upon the Effective Time, Successor hereby expressly assumes the due and punctual payment of the principal of and premium and interest on all the Securities, and the performance of every covenant of the Indenture to be performed or observed by Citicorp.

      SECTION 2.2. Effective upon the Effective Time, Successor shall succeed to and be substituted for Citicorp under the Indenture, with the same effect as if Successor had been named as the "Company" therein all in accordance with Section
10.02 of the Indenture.

      SECTION 2.3. Effective upon the Effective Time, Successor hereby confirms and agrees to all agency appointments made by Citicorp under or with respect to the Indenture or the Securities and hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions to be performed or observed by Citicorp contained in any agency agreement entered into by Citicorp under or with respect to the Indenture or the Securities.

                                  ARTICLE THREE

                                   AMENDMENTS

      SECTION 3.1. Effective Upon the Effective Time, the reference in the first paragraph of the Indenture to "Citicorp, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company")" shall be amended to read "Citicorp (formerly named Citi Merger Sub Inc.), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company")", and each other reference therein to Citicorp shall be amended to read "Citicorp (formerly named Citi Merger Sub Inc.)"

      SECTION 3.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

      SECTION 4.1. This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by Citicorp and Successor. Prior to the Effective Time, Successor may terminate this Fourth Supplemental Indenture upon written notice to Citicorp and the Trustee. Successor shall give the Trustee prompt written notice of the Effective Time.

      SECTION 4.2. The Trustee accepts the modification of the Indenture effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Citicorp and Successor. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by Successor and Citicorp.

      SECTION 4.3. All  covenants  and  agreements  in this Fourth  Supplemental
Indenture by Citicorp and Successor shall bind its successors and assigns, whether so expressed or not.

      SECTION 4.4. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 4.5. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      SECTION 4.6. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 4.7. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                    CITICORP


                                    By:______________________________
                                    Name:
                                    Title:

(Corporate Seal)
Attest:
         Secretary


                                    CITI MERGER SUB INC.


                                    By:______________________________
                                    Name:
                                    Title:

(Corporate Seal)
Attest:
         Assistant Secretary


                                    WILMINGTON TRUST COMPANY,
                                          As Trustee


                                    By:______________________________
                                    Name:

(Corporate Seal)
Attest:
         Assistant Secretary